                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                          DECKERS OUTDOOR CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                          DECKERS OUTDOOR CORPORATION
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                          DECKERS OUTDOOR CORPORATION

                                 April 23, 1997

Dear Stockholder:

     We cordially invite you to attend our 1997 Annual Meeting of Stockholders to be held at 5:00 p.m. on Friday, May 30, 1997 at the Radisson Hotel Santa Barbara, 1111 East Cabrillo Boulevard, Santa Barbara, California 93103. Enclosed are the Notice of Annual Meeting, Proxy Statement and a Proxy Card relating to the Annual Meeting which we urge you to read carefully. Also enclosed is the Company's 1996 Annual Report to Stockholders. Whether or not you expect to attend the Annual Meeting, please sign and date the enclosed Proxy Card and return it as promptly as possible to ensure that your shares will be voted. Properly executed Proxy Cards received by the Company prior to the Annual Meeting will be voted in accordance with the instructions indicated in such cards. Because mail delays occur frequently, it is important that the enclosed Proxy Card be returned well in advance of the meeting.

                                       ON BEHALF OF YOUR
                                       BOARD OF DIRECTORS

                                       DOUGLAS B. OTTO
                                       Chairman of the Board,
                                       President and Chief Executive Officer

                          DECKERS OUTDOOR CORPORATION
               495A S. FAIRVIEW AVENUE, GOLETA, CALIFORNIA 93117

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 30, 1997

TO THE STOCKHOLDERS OF
DECKERS OUTDOOR CORPORATION

     Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Deckers Outdoor Corporation, a Delaware corporation (the "Company"), will be held at the Radisson Hotel Santa Barbara, 1111 East Cabrillo Boulevard, Santa Barbara, California 93103, on Friday, May 30, 1997, beginning at 5:00 p.m., local time. The Annual Meeting will be held for the following purposes:

          1. To elect two (2) directors of the Company to serve as Class I directors until the Annual Meeting of Stockholders to be held in 2000.

          2. To ratify the selection of KPMG Peat Marwick LLP as the Company's independent auditors.

          3. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

     The Board of Directors has fixed April 11, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof, and only stockholders of record at the close of business on that date are entitled to such notice and to vote at the Annual Meeting.

     A list of stockholders entitled to vote at the Annual Meeting will be available at the offices of the Company for ten (10) days prior to the Annual Meeting.

     We hope that you will use this opportunity to take an active part in the affairs of the Company by voting on the business to come before the Annual Meeting either by executing and returning the enclosed Proxy Card or by casting your vote in person at the Annual Meeting.

     STOCKHOLDERS UNABLE TO ATTEND THE ANNUAL MEETING IN PERSON ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. A STAMPED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. IF A STOCKHOLDER RECEIVES MORE THAN ONE PROXY CARD BECAUSE HE OR SHE OWNS SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY CARD SHOULD BE COMPLETED AND RETURNED.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          DIANA M. WILSON
                                          Chief Operating Officer,
                                          Vice President and Secretary

Goleta, California
April 23, 1997

                          DECKERS OUTDOOR CORPORATION
                            495A S. FAIRVIEW AVENUE
                            GOLETA, CALIFORNIA 93117

                         ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 30, 1997

                           -------------------------
                                PROXY STATEMENT
                           -------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Deckers Outdoor Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 5:00 p.m., local time, on May 30, 1997, at the Radisson Hotel Santa Barbara, 1111 East Cabrillo Boulevard, Santa Barbara, California 93103, and any postponements or adjournments thereof for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and the accompanying Form of Proxy were first mailed to stockholders on or about April 25, 1997.

                             RECORD DATE AND VOTING

     April 11, 1997 has been fixed as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, and any postponements or adjournments thereof. As of April 11, 1997, there were 8,950,331 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), issued and outstanding. No shares of the Company's preferred stock, par value $.01 per share, were outstanding as of that date. A majority of the shares of Common Stock entitled to vote, present in person or represented by proxy, will constitute a quorum at the meeting.

     Each share of Common Stock issued and outstanding on the Record Date is entitled to one vote on any matter presented for consideration and action by the stockholders at the Annual Meeting. With respect to all matters other than the election of directors, the affirmative vote of a majority of shares of the Company's Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter will be the act of the stockholders. Directors will be elected by a plurality of the votes of the shares of the Company's Common Stock present in person or represented by proxy and entitled to vote on the election of directors. Abstentions will be treated as the equivalent of a negative vote for the purpose of determining whether a proposal has been adopted and will have no effect for the purpose of determining whether a director has been elected. Unless otherwise instructed, proxies solicited by the Company will be voted "FOR" the nominees named herein for election as director, "FOR" the ratification of the selection of KPMG Peat Marwick LLP as the Company's independent auditors, and in their discretion upon such other business as may properly come before such meeting or any and all postponements or adjournments thereof.

     With respect to brokers who are members of the New York Stock Exchange, the New York Stock Exchange Rules ("NYSE Rules") generally require that when shares are registered in street or nominee name, its member brokers must receive specific instructions from the beneficial owners in order to vote on certain proposals. However, the NYSE Rules do not require specific instructions in order for a broker to vote on the election of the Class I directors and on ratification of the selection of the Company's independent auditors. If a member broker indicates on the proxy that such broker does not have discretionary authority as to certain shares to vote on any proposal that does require specific instructions, those shares will not be considered as present and entitled to vote with respect to that matter. Pursuant to Delaware law, a broker non-vote will not be treated as present or voting in person or by proxy on the proposal. A broker non-vote will have no effect for the purpose of determining whether a director has been elected.

     A stockholder giving a proxy has the power to revoke it at any time before it is exercised by giving written notice of revocation to the Secretary of the Company, by executing a subsequent proxy, or by attending the Annual Meeting and voting in person. Subject to any such revocation, all shares represented by properly executed proxies will be voted in accordance with the specifications on the enclosed proxy card.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The Company's By-Laws state that the Board of Directors shall consist of not less than one nor more than seven members. The specific number of Board members within this range is established by the Board of Directors and is currently set at six. The Company's Certificate of Incorporation provides that the Board shall be classified into three classes of directors, which classes serve staggered three-year terms. The Board consists of two Class I directors, two Class II directors and two Class III directors. The current term of each Class I director expires at the Annual Meeting of Stockholders to be held in 1997, the current term of each Class II director expires at the Annual Meeting of Stockholders to be held in 1998, and the current term of each Class III director expires at the Annual Meeting of Stockholders to be held in 1999. The Board of Directors is proposing Ronald D. Page and Diana M. Wilson, who are now serving as Class I directors, for election as Class I directors at the Annual Meeting. Each of the Class I directors elected at the Annual Meeting will serve until the Annual Meeting of Stockholders to be held in 2000, until such director's successor has been duly elected and qualified or until such director has otherwise ceased to serve as a director. To the Company's knowledge, each nominee is and will be available to serve. The nominees have supplied the following background information to the Company:

                                        PRINCIPAL OCCUPATION DURING THE LAST 5 YEARS,
                                                       OTHER BUSINESS                    DIRECTOR
             NAME               AGE             EXPERIENCE AND DIRECTORSHIPS              SINCE
------------------------------  ---     ---------------------------------------------    --------
Ronald D. Page................  57      Managing Director -- European Operations           1993
                                        since March 1997, Executive Vice
                                        President -- Sales since August 1995, Vice
                                        President -- Sales from January 1993 to
                                        August 1995, and Sales Manager from May 1991
                                        to January 1993.
Diana M. Wilson...............  38      Chief Operating Officer and Vice President of      1997
                                        the Company and Chief Executive Officer of
                                        Ugg Holdings, Inc. since August 1995,
                                        Secretary of the Company since August 1993,
                                        Chief Financial Officer of the Company from
                                        January 1993 to January 1997, and Controller
                                        of the Company from August 1990 to January
                                        1993.

            THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE
                   "FOR" THE ELECTION OF THE ABOVE NOMINEES.

                                   MANAGEMENT

     The directors and executive officers of the Company are set forth below. The following table includes information with respect to each director and executive officer of the Company.

                                                                                         CLASS OF
             NAME               AGE                       POSITION                       DIRECTOR
------------------------------  ---     ---------------------------------------------    --------
Douglas B. Otto...............  45      Chairman of the Board, President and Chief            III
                                        Executive Officer
Diana M. Wilson...............  38      Director, Chief Operating Officer,                      I
                                        Vice President and Secretary
Ronald D. Page................  57      Director, Managing Director -- European                 I
                                        Operations and Executive Vice
                                        President -- Sales
M. Scott Ash..................  32      Chief Financial Officer
Jeffrey C.L. Hoffman..........  38      Vice President -- Marketing
Connie X. Rishwain............  39      Vice President -- Merchandising
Scott A. Brabson..............  42      Vice President -- Global Sourcing and
                                        Production
Keith F. Sparks...............  49      Vice President -- Sales, Teva, Ugg, and
                                        Trukke
James R. Van Dine.............  43      Vice President -- Sales, Simple
Rick D. Otto..................  39      Vice President -- Operations
Bruce A. Nuttman..............  42      Management Information Systems Director
Gene E. Burleson..............  56      Director                                              III
Rex A. Licklider..............  54      Director                                               II
Karl F. Lopker................  45      Director                                               II

     Douglas B. Otto, co-founder of the Company in 1973, has served as an executive officer since that time and as Chairman of the Board, President and Chief Executive Officer since 1982. He also served as Chief Financial Officer from June 1990 through December 1992.

     Diana M. Wilson has been Chief Operating Officer and Vice President of the Company and the Chief Executive Officer of Ugg Holdings, Inc. since August 1995 and has been the Secretary of the Company since August 1993. She has been a Director of the Company since February 1997. She served as Chief Financial Officer from January 1993 through January 1997 and served as Controller of the Company from August 1990 to January 1993. Prior to joining the Company, she was employed by KPMG Peat Marwick LLP from January 1988 to April 1990. Ms. Wilson is a Certified Public Accountant.

     Ronald D. Page joined the Company as a sales manager in May 1991, became Vice President -- Sales in January 1993 and has been Executive Vice
President -- Sales since August 1995 and Managing Director -- European Operations since March 1997. Mr. Page has been a Director of the Company since August 1993. Prior to joining the Company, Mr. Page was President of Technisport, Inc., the West Coast distributorship for Nike from August 1984 to May 1991. In 1991, Technisport, Inc. filed for protection under Chapter 7 of the United States Bankruptcy Code as a result of various lawsuits filed against Nike alleging product liability and patent and trademark infringements also being filed against Technisport, Inc. as an agent of Nike.

     M. Scott Ash has been Chief Financial Officer since January 1997. Prior to such time, Mr. Ash served as Controller of the Company, beginning in January 1993. Prior to joining the Company, he was employed by Dole Food Company, Inc. from August 1992 to January 1993 as Manager of Corporate Reporting. Previously he was a Senior Manager at KPMG Peat Marwick LLP where he was employed from September 1986 to August 1992. Mr. Ash is a Certified Public Accountant.

     Jeffrey C.L. Hoffman joined the Company in January 1995 as Vice
President -- Marketing. Previously, Mr. Hoffman was Director of Marketing for Children's Footwear at L.A. Gear from June 1993 until joining the Company. From 1989 to 1993 he was Director of Concept Stores and, later, Product Line Manager at G.H. Bass. Prior to joining G.H. Bass, Mr. Hoffman worked at U.S. Shoe, where he was Divisional

Merchandise Manager from 1981 to 1986 and General Manager -- Papagallo Retail Division from 1986 to 1989.

     Connie X. Rishwain has been Vice President -- Merchandising of the Company since August 1995. Prior to such time, Ms. Rishwain served as Director of Merchandising of the Company since January 1995. Previously, she was employed as Vice President of Merchandising for Impo International from June 1988 to December 1994. From April 1984 to May 1988, Ms. Rishwain worked for Nine West Group where she was a Director of Merchandising from 1984 to 1987 and was a Vice President of Merchandising from 1987 to 1988.

     Scott A. Brabson has been the Company's Vice President -- Global Sourcing and Production since January 1997. Prior to that, Mr. Brabson was a consultant for the Company on its Asian operations since October 1996. Previously, Mr. Brabson was employed by L.A. Gear, where he was Regional Managing
Director -- Asian Operations from March 1992 to September 1996. From October 1991 to March 1992, Mr. Brabson was employed by Reebok as Director of Technical Services -- Asia.

     Keith F. Sparks has been the Company's Vice President -- Sales, Teva, Ugg and Trukke since August 1995. Prior to that, Mr. Sparks was the Company's National Sales Manager, Teva since May 1994. Previously, Mr. Sparks was employed by Nike Inc., where he was Northwest Regional Sales Manager for Footwear and Apparel from January 1988 to April 1994 and was National Sales Manager, Apparel from May 1981 to December 1987.

     James R. Van Dine has been the Company's Vice President -- Sales, Simple since December 1996. Prior to that, Mr. Van Dine was the Company's National Sales Manager, Simple since November 1995. Previously, Mr. Van Dine was employed by Reebok International, where he was Regional Vice President from June 1991 to October 1995.

     Rick D. Otto has been Vice President -- Operations since 1990. Mr. Otto served as Production Manager at the Company from 1987 to 1990 and as Purchasing Manager from 1986 to 1987. Mr. Otto and Douglas B. Otto are brothers.

     Bruce A. Nuttman has been Management Information Systems Director for the Company since September 1989.

     Gene E. Burleson has been a Director of the Company since September 1993. Since February 1997, Mr. Burleson has been Chief Executive Officer and a Director of Vitalink Pharmacy Services, Inc., a provider of pharmacy services to nursing facilities. From October 1989 to February 1997, Mr. Burleson was employed by GranCare, Inc., a provider of routine and specialty medical care and rehabilitative services, where he served as President and a Director from October 1989 to December 1990 and as Chief Executive Officer and a Director from December 1990 to February 1997. He assumed the position of Chairman of the Board of GranCare, Inc. in January 1994, and continues to serve in this capacity. Mr. Burleson is also a Director of Alternative Living Services, Inc., Walnut Financial Services, Inc., and Equimed, Inc. From June 1986 to March 1989, Mr. Burleson was President, Chief Operating Officer and a Director of American Medical International, Inc., an owner and operator of acute care hospitals.

     Rex A. Licklider has been a Director of the Company since September 1993. From 1975 until February 1992, Mr. Licklider served as Chairman of the Board and Chief Executive Officer of Com Systems, Inc., a long distance telecommunications company. From February 1992 to January 1993, Mr. Licklider was Chairman of the Board of Resurgens Communications Group, with whom Com Systems, Inc. had merged. Since January 1993, Mr. Licklider has been a private investor. Mr. Licklider is currently a Director of The Sports Club Co.

     Karl F. Lopker has been a Director of the Company since May 1995 and was originally a co-founder of the Company in 1973. Since 1979, Mr. Lopker has been Chief Executive Officer of QAD Inc., a developer and marketer of computer software.

     For information concerning beneficial ownership of Common Stock by directors and executive officers, see "Security Ownership of Certain Beneficial Owners and Management" below.

                             CERTAIN RELATIONSHIPS

     In March 1996, the Company loaned $60,000 to Jeffrey C.L. Hoffman to assist Mr. Hoffman in the purchase of a residence. The largest aggregate amount of indebtedness outstanding at any time during 1996 was $64,125, including accrued interest of $4,125. As of February 28, 1997, the balance outstanding was $64,950, including accrued interest of $4,950. The promissory note is due in annual installments through December 31, 1998 and is secured by any accrued but unpaid bonuses, the value of any stock options held by Mr. Hoffman and any other potential amounts due to Mr. Hoffman by the Company.

                  INFORMATION ABOUT THE BOARD OF DIRECTORS AND
                      COMMITTEES OF THE BOARD OF DIRECTORS

COMMITTEES OF THE BOARD

     Audit Committee -- The Board has a standing Audit Committee that reviews the audit and control functions of the Company, the Company's accounting principles, policies and practices and financial reporting, the scope of the audit conducted by the Company's auditors, the fees and all non-audit services of the independent auditors and the independent auditors' opinion and letter of comment to management and management's response thereto. The committee met four times during 1996. At the date of this Proxy Statement the Audit Committee was comprised of Messrs. Burleson, Licklider, and Lopker.

     Compensation Committee -- The Board has a Compensation Committee (the "Compensation Committee") that is authorized to review and recommend to the Board the salaries, bonuses and prerequisites of the Company's executive officers. The Compensation Committee also reviews and recommends to the Board any new compensation or retirement plans and administers the Company's 1993 Employee Stock Incentive Plan (the "1993 Plan") and the Company's 1995 Employee Stock Purchase Plan (the "1995 Plan"). The committee met four times during 1996. At the date of this Proxy Statement the Compensation Committee was comprised of Messrs. Burleson, Licklider and Lopker.

DIRECTOR ATTENDANCE

     In 1996, the Company held five meetings of the Board of Directors. During 1996, all of the directors attended at least 75% of the aggregate of the meetings of the Board and of the committees of which they were members.

DIRECTOR COMPENSATION

     Standard Compensation -- Directors who are not employees of the Company or its subsidiaries ("Nonemployee Directors") receive an Annual Retainer to be paid as follows: $11,000 in cash, or, at the option of a Nonemployee Director, exercised ten days prior to the start of each year, in Common Stock of the Company at a 20% discount off the price of the shares at the closing price at the beginning of the year; and 500 shares of the Common Stock of the Company per quarter (2,000 shares annually), vesting on the first day of each quarter. On January 1, 1999 and every three years thereafter, the Board will set the number of shares for the following three years. Additionally, Nonemployee Directors receive $1,500 for each meeting of the Board and $1,000 for each committee meeting that they attend plus reimbursement of any expenses they may incur with respect to such meetings. Committee Chairmen receive additional annual retainer fees of $4,000. Directors who are employees of the Company or its subsidiaries serve as directors without compensation.

     Stock Options -- Nonemployee Directors receive additional compensation in the form of stock options granted automatically under the 1993 Plan. Upon their initial election to the Board of Directors, Nonemployee Directors automatically receive options to purchase 10,000 shares of Common Stock. Such options vest in annual one-third installments, with the first such installment vesting on the first anniversary of the date of grant of such option. In addition, beginning on the fourth annual meeting of stockholders after a Nonemployee Director is first elected, such Nonemployee Director will automatically be granted each year options to purchase 2,000 shares of Common Stock. Such additional options will be fully vested and exercisable at the time of grant. All options granted to Nonemployee Directors have an exercise price equal to the fair market value of the shares on the date of grant of such option.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth for the years ended December 31, 1996, 1995 and 1994, the reportable compensation paid or awarded to the Chief Executive Officer and to each of the four other most highly compensated executive officers of the Company who were executive officers of the Company at December 31, 1996 and received compensation in excess of $100,000 in such year (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM
                                                                                         COMPENSATION
                                                                                         -------------
                                                       ANNUAL COMPENSATION                SECURITIES
                                              --------------------------------------      UNDERLYING
                                                                        OTHER ANNUAL     OPTIONS/SARS
     NAME AND PRINCIPAL POSITION       YEAR    SALARY      BONUS        COMPENSATION          (#)
-------------------------------------  -----  --------   ----------     ------------     -------------
Douglas B. Otto......................   1996  $274,000   $  250,000        $   --                --
  President and Chief Executive         1995   260,000      102,000            --                --
     Officer                            1994   260,000      204,000            --                --

Diana M. Wilson......................   1996   180,000       76,000            --                --
  Chief Operating and Financial         1995   140,000       91,000            --           240,000(1)
     Officer, Vice President            1994    88,000       48,000            --            15,250
     and Secretary
Ronald D. Page.......................   1996   150,000       91,000            --                --
  Executive Vice President -- Sales     1995   130,000       10,000            --            37,000(1)
                                        1994   104,000      123,000            --            12,250

Jeffrey C.L. Hoffman.................   1996   120,000       57,000            --                --
  Vice President -- Marketing           1995    95,000       77,000            --            50,000

Keith F. Sparks......................   1996   120,000       49,000                              --
  Vice President -- Sales, Teva and     1995   104,000       23,000                          50,000
     Trukke

---------------

(1) In February 1995, the Board of Directors approved the repricing of certain stock options. The number of shares indicated includes the following number of shares under options that were repriced in 1995: Diana M.
    Wilson -- 15,000 and Ronald D. Page -- 12,000.

     The following table sets forth, for the Named Executive Officers, information with respect to options exercised, unexercised options and year-end option values, in each case with respect to options to purchase shares of the Company's Common Stock.

                    AGGREGATED OPTION EXERCISES IN 1996 AND
                          1996 YEAR-END OPTION VALUES

                                                             NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                                  OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                   SHARES                    DECEMBER 31, 1996(#)            DECEMBER 31, 1996
                                 ACQUIRED ON    VALUE     ---------------------------   ---------------------------
             NAME                EXERCISE(#)   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-------------------------------  -----------   --------   -----------   -------------   -----------   -------------
Douglas B. Otto................       --         $ --            --             --       $      --       $    --
Diana M. Wilson................       --           --       102,250        159,000         135,831        20,625
Ronald D. Page.................       --           --        22,000         15,000          13,750        20,625
Jeffrey C.L. Hoffman...........    5,000       17,750        15,000         30,000           6,875        20,625
Keith F. Sparks................       --           --        25,000         25,000          13,750        20,625

     The following table sets forth, for the Named Executive Officers, information with respect to repricings of stock options during 1995.

                           TEN YEAR OPTION REPRICINGS

                                                                                                        LENGTH OF
                                           NUMBER OF                                                    ORIGINAL
                                          SECURITIES         MARKET         EXERCISE                   OPTION TERM
                                          UNDERLYING     PRICE OF STOCK      PRICE           NEW        REMAINING
                             REPRICING      OPTIONS        AT TIME OF       AT TIME       EXERCISE     AT DATE OF
           NAME                DATE       REPRICED(#)     REPRICING($)    OF REPRICING    PRICE($)      REPRICING
---------------------------  ---------   -------------   --------------   ------------   -----------   -----------
Douglas B. Otto............     --               --          $   --          $   --        $    --           --
Diana M. Wilson............  02-17-95        15,000           12.00           14.63          12.00        4 yrs
Ronald D. Page.............  02-17-95        12,000           12.00           14.63          12.00        4 yrs
Jeffrey C.L. Hoffman.......     --               --              --              --             --           --
Keith F. Sparks............     --               --              --              --             --           --

REPORT OF THE COMPENSATION COMMITTEE ON REPRICING OF STOCK OPTIONS

     In February 1995, the Committee repriced all outstanding stock options, other than those which were already in the money, which were held by executive officers and other employees. Such options were repriced to $12.00 per share, the fair market value of the Company's common stock on the date of the repricing. All other terms of the existing stock options remained unchanged. Such repricing was approved by the Committee in order to incentivize the executive officers and employees. The Committee determined that the decrease in the market price of the Company's common stock since the date of grant was not reflective of the individual performance of the executive officers and other employees but was the result of unforeseen factors beyond their control.

                                          COMPENSATION COMMITTEE
                                          Gene E. Burleson
                                          Rex A. Licklider
                                          Karl F. Lopker

     The Report of the Compensation Committee on Repricing of Stock Options shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

EMPLOYMENT AGREEMENTS

     Effective January 1992, Douglas B. Otto entered into a five-year employment agreement with the Company, which was subsequently extended through 2001. Such employment agreement provides for an annual salary of $260,000, with annual cost of living increases and a bonus of up to $500,000 per year, determined by the Compensation Committee, based upon the operating results of the Company. In the event Mr. Otto's employment agreement is terminated for any reason, including "For Cause" as defined therein, Mr. Otto will receive an annual payment of $260,000 and his existing employee benefits for five years from the date of termination. After any termination of employment, Mr. Otto may not compete with the Company for one year in the United States (except in Montana and Wyoming). The Company may not terminate such employment agreement except "For Cause."

     Diana M. Wilson entered into an employment agreement with the Company, effective August 4, 1995, which was subsequently amended on April 16, 1997, effective as of January 1, 1997. As amended, the agreement provides for an annual salary of $240,000 with a potential bonus of up to $240,000. The agreement also provides for a loan by the Company to Ms. Wilson to purchase up to 100,000 shares of the Company's common stock at fair market value. The promissory note will bear interest at the applicable federal rate and will be secured by the stock so acquired and, under certain circumstances, by any severance pay, including any unpaid bonuses. In connection with her employment agreement, Ms. Wilson was granted an option to purchase 200,000 shares of the Company's common stock at an exercise price of $9.50, the fair market value of the Company's common stock on the date of grant. This option vests with respect to 20,000 shares on August 4, 1995 and the remainder vests in annual 36,000 share installments on August 4, 1996 through August 4, 2000. Such option expires in August 2005. In the event Ms. Wilson's employment is terminated for reasons other than: (1) cause, or (2) voluntary termination, she will receive six months severance plus committed incentives. In the event there is a change of control and termination or constructive termination, she will receive twelve months severance, including minimum guarantees, plus the acceleration of vesting of all stock options.

     The other officers of the Company do not have employment agreements with the Company and serve at the pleasure of the Board.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board of Directors, consisting entirely of directors who have never served as officers or employees of the Company or any of its subsidiaries except for Mr. Lopker who was formerly the President of the Company from 1976 to 1982, determines and administers the compensation of the Company's executive officers. Set forth below are the principal factors underlying the Committee's philosophy used in setting compensation.

     Compensation Philosophy -- At the direction of the Board of Directors, the Committee endeavors to ensure that the compensation programs for executive officers of the Company and its subsidiaries are competitive and consistent in order to attract and retain key executives critical to the Company's long-term success. The Committee believes that the Company's overall financial performance should be an important factor in the total compensation of executive officers. At the executive officer level, the Committee has a policy that a significant proportion of potential total compensation should consist of variable, performance-based components, such as stock options, stock awards and bonuses, which can increase or decrease to reflect changes in corporate and individual performance. These incentive compensation programs are intended to reinforce management's commitment to enhancement of profitability and stockholder value.

     The Committee takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation for the chief executive officer and other executive officers. While the Committee considers such corporate performance measures as net sales, net income and earnings per common and common equivalent shares, the Committee does not apply any specific quantitative formula in making compensation decisions. The Committee also appreciates the importance of achievements that may be difficult to quantify, and accordingly recognizes qualitative factors, such as successful supervision of major corporate projects, demonstrated leadership ability and contributions to industry and community development. For 1996, the most important qualitative factors in determining incentive compensation awards to executive officers were the Committee's assessments of their contributions to the Company's sales, gross margin, net earnings, product development and manufacturing efficiencies.

     The Committee also evaluates the total compensation of the Company's chief executive officer and other executive officers in light of information regarding the compensation practices and corporate financial performance of similar companies in the Company's industry. However, the Committee does not target a specific percentile range within the peer group compensation structure in determining compensation for executive officers. From time to time, the Committee also receives assessments and advice regarding the Company's compensation practices from independent compensation consultants.

     Relationship of Performance to Compensation -- Compensation that may be earned by the executive officers in any fiscal year consists of base salary, cash bonus and stock options. Base salaries for the chief executive officer and other executive officers are established at levels that are considered to be at the "low-end" of the range for the peer group, after considering the duties and scope of responsibilities of each officer's position. Salaries are reviewed periodically and adjusted as warranted to reflect sustained individual performance. The Committee focuses primarily on total annual compensation, including incentives awards, and cash bonuses, rather than base salary alone, as the appropriate measures of executive officer performance and contribution.

     The executive officers receive incentive compensation awards based on individual goals and milestones established for each officer at the beginning of each year and other factors as determined by the Committee. Such officers receive compensation for the subsequent attainment of these goals.

     The 1993 Employee Stock Incentive Plan (the "1993 Plan") authorizes the Committee to make grants and awards of stock options, stock appreciation rights, restricted stock and other stock-based awards. The Committee grants stock options to executive officers, as well as other employees of the Company and its subsidiaries below the executive officer level. Executive officers are eligible to receive stock option grants, which the Committee approves from time to time as it deems appropriate.

     In approving grants and awards under the 1993 Plan, the quantitative and qualitative factors and industry comparisons outlined above will be considered. The number of options previously awarded to and held by executive officers is reviewed but is not an important factor in determining the size of current option grants.

     To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits. Some types of compensation payments and their deductibility (e.g., the spread of exercise of non-qualified options) depend upon the timing of an executive's vesting or exercise of previously granted rights. Further, interpretations of and changes in the tax laws and other factors beyond the Committee's control also affect the deductibility of compensation.

     Chief Executive Officer Compensation -- Douglas B. Otto entered into a five year employment agreement, effective January 1992, and subsequently extended through 2001. Such employment agreement provides for an annual salary of $260,000, with annual cost of living increases, and provides for a bonus of up to $500,000 per year, determined by the Compensation Committee, based upon a combination of factors including the Company's common stock price and the operating results of the Company.

     In evaluating the discretionary bonus component of the compensation of Douglas B. Otto, Chairman of the Board, President and Chief Executive Officer of the Company, the Committee has taken into consideration Mr. Otto's long service with the Company and the significant contributions he has made toward the Company's growth and financial stability. For 1996, the Committee determined Mr. Otto's bonus based on three criteria: the Company's stock price in relation to that of the Company's Peer Group; the Company's ability to achieve targeted goals for earnings per share; and a general assessment by the Committee of his contributions to the Company. In 1996, the Company's stock price did not meet the criteria set by the Committee. Consequently, Mr. Otto did not receive this portion of the bonus. Mr. Otto's 1996 bonus was therefore based solely upon the Company's earnings per share together with a general assessment by the Committee of his contributions to the Company. Mr. Otto was not granted any stock options during fiscal year 1996, although the Committee may grant such options in the future.

     In November 1996, the Committee established the compensation of the Company's executive officers for fiscal year 1997. In each case, the Committee's decision was based upon the principles and procedures outlined above.

                                          COMPENSATION COMMITTEE
                                          Gene E. Burleson
                                          Rex A. Licklider
                                          Karl F. Lopker

     The Report of the Compensation Committee on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As of the date of this Proxy Statement, the members of the Compensation Committee were Messrs. Burleson, Licklider and Lopker, none of whom was an officer or employee of the Company or any of its subsidiaries during fiscal year 1996 or is a former officer of the Company, or any of its subsidiaries, except that Mr. Lopker was formerly the President of the Company from 1976 to 1982.

                  STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the Nasdaq Composite Index and two peer group indices for the period commencing October 14, 1993 (the effective date of the registration statement for the Company's Common Stock) and ending December 31, 1996. The data represented below assumes $100 invested in each of the Company's Common Stock, the Nasdaq Composite Index and the peer group indices on October 14, 1993. The stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

          COMPARISON OF TOTAL RETURN (ASSUMING DIVIDEND REINVESTMENT) SINCE THE INITIAL PUBLIC OFFERING OF DECKERS OUTDOOR CORPORATION

                                      DECKERS
     MEASUREMENT PERIOD               OUTDOOR           NASDAQ       ATHLETIC SHOE    ATHLETIC SHOE
   (FISCAL YEAR COVERED)            CORPORATION       COMPOSITE      COMPOSITE(1)*    COMPOSITE(2)**
OCTOBER 14, 1993                        100.0            100.0            100.0            100.0
DECEMBER 31, 1993                       120.0             98.9            102.0            100.9
DECEMBER 31, 1994                        83.3             95.7            129.4            128.5
DECEMBER 31, 1995                        38.3            134.0            171.5            190.7
DECEMBER 31, 1996                        45.9            164.4            303.0            308.5

 * Athletic Shoe Composite peer group index(1) consisting of Hyde Athletic Industries, Inc. (Class B), K-Swiss, L.A. Gear Inc., Nike Inc., Reebok International Ltd., Rocky Boots & Shoes Inc., The Stride Rite Company, The Timberland Company, Vans Inc. and Wolverine World Wide Inc.

** Athletic Shoe Composite peer group index(2)consisting of Hyde Athletic
   Industries, Inc. (Class B), K-Swiss, L.A. Gear Inc., Nike Inc., Reebok International Ltd., Rocky Boots & Shoes Inc., The Stride Rite Company, The Timberland Company, Vans Inc., Wolverine World Wide Inc., Fila Holding SPA, and Kenneth Cole Productions. The Company has added Fila Holding SPA and Kenneth Cole Productions because they are competitors of the Company and the Company believes this expanded index is more representative of the Company's peer group. The Company currently intends to use this expanded peer group in future proxy statements.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following security ownership information is set forth, as of February 28, 1997, with respect to certain persons or groups known to the Company to be beneficial owners of more than 5% of the Company's outstanding Common Stock and with respect to each director of the Company, each of the Named Executive Officers, and all current directors, nominees and executive officers as a group (fourteen persons). Other than as set forth below, the Company is not aware of any other person who may be deemed to be a beneficial owner of more than 5% of the Company's Common Stock.

                  NAME AND ADDRESS OF                   AMOUNT AND NATURE OF
                  BENEFICIAL OWNER(1)                BENEFICIAL OWNERSHIP(2),(4)     PERCENT OF CLASS
    -----------------------------------------------  ---------------------------     ----------------
    Douglas B. Otto(3).............................           4,073,475                    45.3%
    Diana M. Wilson................................             122,849                     1.4
    Ronald D. Page.................................             223,621                     2.5
    Jeffrey C.L. Hoffman...........................              25,671                      *
    Keith F. Sparks................................              25,200                      *
    Gene A. Burleson...............................              33,791                      *
    Rex A. Licklider...............................              60,760                      *
    Karl F. Lopker.................................              14,024                      *
    All directors and executive officers as a group
      (fourteen persons)...........................           4,729,903                    51.3%

---------------
(1) The address of each beneficial owner is 495A S. Fairview Avenue, Goleta, California 93117, unless otherwise noted.

(2) Unless otherwise noted, sole voting and dispositive power are possessed with respect to all shares of Common Stock owned.

(3) Includes (a) 2,555,575 shares held by the Douglas B. Otto Trust and 910,000 shares held by the Otto Family Living Trust, as to which Mr. Otto has sole voting and investment power, and (b) 303,950 shares and 303,950 shares, respectively, held as custodian under the Uniform Gifts to Minors Act for the benefit of Mr. Otto's daughter and son.

(4) Includes shares under stock options that are presently exercisable or are exercisable within 60 days for the following: Diana M. Wilson -- 102,250; Ronald D. Page -- 22,000; Jeffrey C.L. Hoffman -- 25,000; Keith F.
    Sparks -- 25,000; Gene A. Burleson -- 10,000; Rex A. Licklider -- 10,000; Karl F. Lopker -- 3,333; and all directors and executive officers as a group -- 235,333.

  * Percentage of shares beneficially owned does not exceed 1% of the class so owned.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors, executive officers and persons who own more than 10% of the Common Stock (collectively "Section 16 Persons") to file initial reports of ownership (Forms 3) and reports of changes in ownership of Common Stock (Forms 4 and Forms 5) with the Securities and Exchange Commission as well as the Company.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations from each Section 16 Person known to the Company that no other reports were required, during the fiscal year ended December 31, 1996, all Section 16(a) filing requirements applicable to its
Section 16 Persons were complied with.

                                 PROPOSAL NO. 2

                              INDEPENDENT AUDITORS

     For the 1996 fiscal year, KPMG Peat Marwick LLP provided audit services which included examination of the Company's annual consolidated financial statements. Upon the recommendation of the Audit Committee, the Board has selected KPMG Peat Marwick LLP to provide audit services to the Company and its subsidiaries for the fiscal year ending December 31, 1997. The stockholders are being requested to ratify such selection at the Annual Meeting. A representative of KPMG Peat Marwick LLP will attend the Annual Meeting to make any statements he or she may desire and to respond to appropriate stockholder questions.

       THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE
          RATIFICATION OF THE ELECTION OF KPMG PEAT MARWICK LLP AS THE
                        COMPANY'S INDEPENDENT AUDITORS.

                  DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS
                            FOR 1998 ANNUAL MEETING

     Any proposal relating to a proper subject which an eligible stockholder may intend to present for action at the Company's 1998 Annual Meeting of Stockholders and which such stockholder may wish to have included in the proxy materials for such meeting in accordance with the provisions of Rule 14a-8 promulgated under the Exchange Act must be received as far in advance of the meeting as possible in proper form by the Secretary of the Company at 495A S. Fairview Avenue, Goleta, California 93117 and in any event not later than December 25, 1997. It is suggested that any such proposal be submitted by certified mail, return receipt requested.

                      OTHER BUSINESS OF THE ANNUAL MEETING

     Management is not aware of any matters to come before the Annual Meeting or any postponement or adjournment thereof other than the election of directors and the ratification of the selection of the Company's independent auditors. However, inasmuch as matters of which management is not now aware may come before the meeting or any postponement or adjournment thereof, the proxies confer discretionary authority with respect to acting thereon, and the persons named in such proxies intend to vote, act and consent in accordance with their best judgment with respect thereto, provided that, to the extent the Company becomes aware a reasonable time before the Annual Meeting of any matter to come before such meeting, the Company will provide an opportunity to vote by proxy directly on such matter. Upon receipt of such proxies in time for voting, the shares represented thereby will be voted as indicated thereon and as described in this Proxy Statement.

                                 MISCELLANEOUS

     The solicitation of proxies is made on behalf of the Company and all the expenses of soliciting proxies from stockholders will be borne by the Company. In addition to the solicitation of proxies by use of the mails, officers and regular employees may communicate with stockholders personally or by mail, telephone, telegram or otherwise for the purpose of soliciting such proxies, but in such event no additional compensation will be paid to any such persons for such solicitation. The Company will reimburse banks, brokers and other nominees for their reasonable out-of-pocket expenses in forwarding soliciting material to beneficial owners of shares held of record by such persons.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          DIANA M. WILSON
                                          Chief Operating Officer,
                                          Vice President and Secretary

Goleta, California
April 23, 1997

PROXY

                          DECKERS OUTDOOR CORPORATION
                            495A S. Fairview Avenue
                            Goleta, California 93117

This Proxy is solicited on Behalf of the Board of Directors of Deckers Outdoor Corporation. The undersigned hereby appoints Douglas B. Otto and Diana M. Wilson, and each of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote as designated below, all the shares of common stock of Deckers Outdoor Corporation held of record by the undersigned on April 11, 1997, at the Annual Meeting of Shareholders to be held on May 30, 1997 and any postponements or adjournments thereof.

   PLEASE DATE, SIGN ON REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE.


-------------------------------------------------------------------------------
                           -- FOLD AND DETACH HERE --

                                                      Please mark  ___
                                                    your votes as
                                                     indicated in   X
                                                    this example.  ___


                                                             WITHHOLD
                                         FOR                AUTHORITY
                                     the nominees        to vote for the
                                     listed below     nominees listed below
1.  ELECTION OF CLASS I DIRECTORS:        ___                  ___
    Instruction: To withhold authority
    to vote for a nominee listed below,   ___                  ___
    strike a line through the nominee's
    name.

    Nominees: Ronald D. Page
              Diana M. Wilson

                                     FOR       AGAINST      ABSTAIN
2.  TO RATIFY THE SELECTION OF       ___         ___          ___
    KPMG PEAT MARWICK LLP AS THE
    COMPANY'S INDEPENDENT AUDITORS.  ___         ___          ___

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before such meeting or any and all postponements or adjournments thereof.

                                           YES      NO
    Do You Plan to Attend the Meeting?     ___      ___

                                           ___      ___

    This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the Proxies will vote for the nominees listed above, for the ratification of the selection of KPMG Peat Marwick LLP as the Company's independent auditor and in their discretion on matters described in Item 3.

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                                                   _______
                                                         /
                                                         /
                                                         /
                                                         /


Signature(s) ________________________________________ Dated ____________, 1997

Please sign exactly as the name appears above. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.